UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 23, 2005
                  ---------------------------------------------
                        (Date of earliest event reported)


                           Cyber Defense Systems, Inc.
                  ---------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Florida                             333-46424                   55-0876130
------------------------        ---------------------        -------------------
(State or other jurisdiction    (Commission                  (IRS Employer
of incorporation)               file number)                 Identification No.)


10901 Roosevelt Boulevard, Suite 100-D
St. Petersburg, Florida                                           33716
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(Address of Principal Executive Offices)                        (Zip Code)

                                (727) 577 - 0873
                  ---------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                  ---------------------------------------------
          (Former name or former address, if changed since last report)


------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act [(17 CFR 240.14d-2(b)]

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act [(17 CFR 240.13e-4(c)].

ITEM 2.02 Results of Operation and Financial Condition

     On February 23, 2005, Cyber Defense Systems, Inc. (the "Registrant" or "Cyber Defense") filed a Press Release which announced that on February 18, 2005, Cyber Defense and Bedlington Securities, Ltd. ("Bedlington") executed a Convertible Promissory Note (the "Bedlington Note") for the principal amount of $250,000.00, which amount is to be advanced to Cyber Defense no later than February 25, 2005. Interest will accrue on the Bedlington Note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Bedlington has the right to convert the outstanding amount of the Bedlington Note into shares of the Class A Common Stock of Cyber Defense at any time upon five days notice, and such conversion shall be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. All amounts so converted will not be subject to any accrual of interest. In addition, Cyber Defense has the right to pay amounts due under the Bedlington Note at any time with shares of its Class A common stock pursuant to the same formula by notifying Bedlington of its intent to do so and requesting a Notice of Conversion from Bedlington. On February 22, 2005, Cyber Defense informed Bedlington that it would make payment in full with common shares. Accordingly, Bedlington submitted a Notice of Conversion to Cyber Defense. As a result, following the receipt of the funds, Cyber Defense will issue that number of shares of its Class A Common Stock as are required by the calculation described above. It is anticipated that such financing will enable Cyber Defense to pursue and sustain its operating plan of operations for at least four months. Although Cyber Defense has been informed that the funds are in the process of being transmitted, and although Cyber Defense has no reason to believe that the loan will not be funded as promised, as at this time, the funds have not yet actually been received, and no shares of Cyber Defense Class A Common Stock have been issued.

     This same Press Release also referred to a proposal for additional financing for Cyber Defense in the amount of $3,000,000.00. However, funding under this proposal is subject to completion of a due diligence investigation to the satisfaction of the lender, and, thereafter, to other terms and conditions with which Cyber Defense may not be able to comply.

     The information hereunder shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. Financial Statements And Exhibits

     (c). Exhibits.

     The following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit
No.        Description
-------   -----------------

20.1* Press release of Cyber Defense Systems, Inc. dated February 23, 2005, announcing that on February 18, 2005, Cyber Defense and Bedlington Securities, Ltd. executed a Convertible Promissory Note for the principal amount of $250,000.00.
--------------
* Filed electronically herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Cyber Defense Systems, Inc.


By:  /s/ William C. Robinson
---------------------------------
Name:    William C. Robinson
Title:   Chief Executive Officer

Dated: February 23, 2004